UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2013

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33830 (Commission File Number)	51-0653027 (I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah (Address of Principal Executive Offices)	84101 (Zip Code)

(801) 649-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01         Other Events.

As previously announced, on January 7, 2013, EnergySolutions, Inc. (“EnergySolutions”, the “Company”, “we”, “us”, or “our”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among EnergySolutions, Rockwell Holdco, Inc., a Delaware Corporation  (“Parent”), and Rockwell Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) relating to the acquisition of EnergySolutions by Parent.  Parent and Merger Sub are affiliates of Energy Capital Partners, a leading private equity firm focused on investing in North America’s energy infrastructure.

Subsequently, on January 14, 2013, EnergySolutions mailed the attached letter in response to a letter sent on January 9, 2013 to EnergySolutions by Gary Siegler of Indian Creek Asset Management.  The letter from EnergySolutions to Mr. Siegler is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain statements made herein, including, for example, the expected date of closing of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results of EnergySolutions to differ materially from those described in these forward-looking statements:  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the Merger Agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”).

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as the same may be amended from time to time. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on our website at www.energysolutions.com or upon request from our Investor Relations Department at ir@energysolutions.com. We disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, we will file a proxy statement with the SEC. Additionally, we will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.  Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

The Company, Parent, Merger Sub, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q  as the same may be amended from time to time, proxy statement for the Company’s 2012 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	EnergySolutions, Inc. Letter to Gary Siegler of Indian Creek Asset Management, dated January 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGYSOLUTIONS, INC.

By:	/s/ Russ Workman
Name:	Russ Workman
Title:	General Counsel

Date: January 14, 2013